UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Private Placement and Securities Purchase Agreement

On March 8, 2018, Alphatec Holdings, Inc. (“the Company”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company sold in a private placement (the “Private Placement”) to certain institutional and accredited investors (collectively, the “Purchasers”), including certain directors and executive officers of the Company, at a purchase price of $1,000 per share, 39,746 shares (the “Preferred Shares”) of newly designated Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) (which Preferred Shares will be converted into approximately 12,617,857 shares (subject to adjustment as described below and in the Certificate of Designations (as defined below)) of the Company’s common stock (“Common Stock”) upon approval by the Company’s stockholders (“Stockholder Approval”) as required in accordance with the NASDAQ Global Select Market rules as further described below), and warrants to purchase up to 10,725,179 shares of Common Stock at an exercise price of $3.50 per share (the “Private Offering Warrants”). The Private Offering Warrants will become exercisable following Stockholder Approval, are subject to certain ownership limitations in certain cases, and expire five years after the date of such Stockholder Approval. A first closing of the Private Placement occurred on March 8, 2018 and a second and final closing is expected to occur within five business days following the first closing. At the second closing, the Company is eligible to sell an additional 5,454 shares of Series B Convertible Preferred Stock that is converted into approximately 1,731,349 shares of Common Stock and issue Private Offering Warrants to purchase up to 1,471,646 shares of Common Stock.

The aggregate gross proceeds for the first closing of the Private Placement were approximately $39.7 million, with an additional $5.5 million expected at the second closing. The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes and to fund strategic initiatives, including a portion of the merger consideration described below.

Certain directors and executive officers of the Company purchased in the first close or are committed to purchase in the second close an aggregate of $5,000,000 million of shares of Series B Convertible Preferred Stock, which shares are convertible into approximately 1,587,302 shares of Common Stock, and Private Offering Warrants to purchase up to 1,349,207 shares of Common Stock.

Pursuant to the terms of the Purchase Agreement, from the closing until the later of 90 days after the effective date of the Resale Registration Statement (as defined below) or the date of Stockholder Approval, the Company is prohibited from issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of, any shares of Common Stock or Common Stock equivalents, subject to certain permitted exceptions.

Pursuant to the terms of the Purchase Agreement, from the date of the Stockholder Approval through the first anniversary of the effective date of the Resale Registration Statement, if the Company issues any shares of Common Stock or Common Stock equivalents, subject to certain permitted exceptions, at a price below the conversion price on the date Stockholder Approval was obtained (a “Dilutive Issuance”), the Company is required to issue an additional number of shares of Common Stock to the Purchasers in amount equal the number of shares of Common Stock such Purchasers would have received if the Dilutive Issuance occurred prior to the date Stockholder Approval was obtained.

Pursuant to the terms of the Purchase Agreement, the Company granted to the lead investor in the Private Placement and its affiliates and their respective members, stockholders, owners, equity holders and family members, so long as such group continues to hold collectively at least 12.5% of the Company’s fully diluted Common Stock, the right to purchase, on the terms and subject to the conditions included in the Purchase Agreement, each such stockholder’s pro rata share of any shares of Common Stock or securities exercisable for or convertible into Common Stock issued by the Company, other than such securities issued in an exempt issuance specified in the Purchase Agreement.

The securities sold and issued in the Private Placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Series B Convertible Preferred Stock

A total of 45,200 shares of Series B Convertible Preferred Stock are authorized for issuance under a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Company (the “Certificate of Designation”) filed with the Secretary of State of the State of Delaware on March 8, 2018 in connection with the closing. Each share of Series B Convertible Preferred Stock has a stated value of $1,000 and is convertible into approximately 317 shares of the Company’s Common Stock. Until the date that Stockholder Approval is obtained, the Purchasers will be unable to convert their Preferred Shares into Common Stock, in accordance with the NASDAQ Global Select Market rules and regulations. Upon Stockholder Approval, the Preferred Shares will automatically convert into shares of Common Stock.

The Series B Convertible Preferred Stock will be entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of Common Stock or other securities.

The initial conversion price of $3.15 is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting the Common Stock. In addition, until the date that is one year from the effective date of the Resale Registration Statement, the conversion price is also subject to full ratchet anti-dilution protection in the event the Company issues securities at an effective price less than the initial conversion price, subject to certain exceptions. If the Company’s stockholders do not approve the conversion feature of the Series B Convertible Preferred Stock, the shares of Series B Convertible Preferred Stock will not become convertible, and will remain outstanding in accordance with the terms of the Certificate of Designation.

Except as otherwise required by law, the holders of Series B Convertible Preferred Stock will have no right to vote on matters submitted to a vote of the Company’s stockholders. Without the prior written consent of 75% of the outstanding shares of Series B Convertible Preferred Stock, however, the Company may not: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Convertible Preferred Stock, (c) increase the number of authorized shares of Series B Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

In the event of the dissolution and winding up of the Company, the proceeds available for distribution to the Company’s stockholders shall be distributed pari passu among the holders of the shares of Common Stock and Series B Convertible Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of Series B Convertible Preferred Stock were convertible, and were converted, into shares of Common Stock.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, effective as of the closing. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC within 30 days after the closing for purposes of registering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and the shares of Common Stock issuable upon exercise of the Private Offering Warrants. The Company also agreed to use its best efforts to cause this registration statement to be declared effective by the SEC within 60 days after the Closing (90 days in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. Pursuant to the Registration Rights Agreement, the Company gave certain rights to the Purchasers to require the Company to cooperate with an underwritten offering of their registered securities, and to “piggyback” on certain offerings by the Company. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Support Agreements

Prior to and as a condition for the closing, certain stockholders comprising a majority of the outstanding shares of Common Stock entered into support agreements (the “Support Agreements”), pursuant to which such stockholders agreed to vote all shares of Common Stock owned by them in favor of transactions contemplated by the Purchase Agreement and in favor of the transactions contemplated by the Merger Agreement (as defined below). The Support Agreements will terminate on the earlier of (i) the later of termination of the Purchase Agreement and Merger Agreement pursuant to its terms or (ii) the date that is five days following the stockholders meeting at which Stockholder Approval is obtained.

Private Offering Transaction Documents

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Private Placement and the Purchase Agreement, the Private Offering Warrants, the Certificate of Designation, the Registration Rights Agreement and the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, the form of Private Offering Warrant, the form of Certificate of Designation, the form of Registration Rights Agreement and the form of Support Agreement, which are filed as Exhibits 10.1, 4.1, 3.1, 4.2, and 10.2, respectively, to this Current Report on Form 8-K.

Acquisition of SafeOp Surgical, Inc. and Merger Agreement

On March 6, 2018, the Company and its newly-created wholly-owned subsidiary, Safari Merger Sub, Inc. (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SafeOp Surgical, Inc., a Delaware corporation (“SafeOp”), certain Key Stockholders of SafeOp and a Stockholder Representative. The Merger Agreement provides for a reverse triangular merger (the “Merger”), which was consummated on March 8, 2018, in which Sub was merged into SafeOp, with SafeOp being the surviving corporation and a wholly-owned subsidiary of the Company. Under the term of the Merger Agreement, the Company paid $15 million in cash, agreed to issue 3,265,132 shares of Common Stock, issued $3 million of notes that are convertible into 931,667 shares of

Common Stock (the “Notes”), and issued warrants to purchase 2.2 million shares of Common Stock at an exercise price of $3.50 per share (the “Merger Warrants”). An additional 1,330,263 shares of Common Stock are issuable upon achievement of post-closing milestones.

Pursuant to the NASDAQ Global Select Market rules, the former SafeOp stockholders will not be entitled to cast votes as to the approval of the issuance of such shares of Common Stock issuable in connection with the closing of the Merger that. together with the shares of Common Stock issuable in connection with the closing of the Merger, exceed 19.99% of the Company’s total outstanding shares or for the conversion feature with respect to any shares of Common Stock purchased under the Purchase Agreement or for the issuance of the shares of Common Stock upon exercise of the Private Offering Warrants, the Merger Warrants or the warrant issued in the warrant exchange described below or the conversion of the Notes.

The Merger Agreement contains customary representations, warranties and covenants by the parties, as well as customary indemnification provisions among the parties, subject to specific caps and thresholds. The terms of the Merger Warrants are substantially similar to the terms of the Private Offering Warrants. The Notes contain customary payment, conversion, default and enforcement provisions for promissory notes issued in similar transactions. The issuance of the shares of Common Stock in the Merger upon achievement of the second milestone, conversion of the Notes and exercise of the Merger Warrants is subject to limitations until the Stockholder Approval is obtained as required in accordance with the NASDAQ Global Select Market rules.

The Merger Agreement, the Merger Warrant and the Note and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, SafeOp, the Key Stockholders, the Stockholder Representative or Merger Sub or their respective subsidiaries, affiliates, businesses or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by schedules and other disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Merger Agreement only in the context of the other information that the Company includes in reports, statements and other filings that it makes with the SEC.

The foregoing description of the Merger and the Merger Agreement, the Merger Warrant and the Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, the Merger Warrant and the Note, which are filed as Exhibits 2.1., 4.3 and 10.3, respectively, to this Current Report on Form 8-K.

Warrant Exercise

On March 8, 2018, the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with Armistice Capital Master Fund, Ltd. (“Armistice”), a holder of an outstanding warrant to purchase up to an aggregate of 2,400,000 shares of Common Stock, at an exercise price of $2.00 per share (the “Original Warrant”). Pursuant to the terms of the Exercise Agreement, Armistice has agreed to exercise, from time to time and in accordance with the terms of the Original Warrant, including certain beneficial ownership limitations set forth therein, the Original Warrant for cash (the “Warrant Exercise”). As a result of the Warrant Exercise, the Company received gross proceeds of $3.4 million on March 8, 2018 from the exercise of the 1.7 million shares of the Original Warrant, and expects to receive additional gross proceeds of up to $1.4 million thereafter from additional exercises of the remaining shares under the Original Warrant following Stockholder Approval. The Company expects to use the net proceeds from the exercise of the Original Warrant for general corporate and working capital purposes and to fund strategic initiatives.

Pursuant to the terms of the Exercise Agreement, and in order to induce the Holder to exercise the Original Warrant, the Company has issued to Holder a new warrant to purchase a number of shares of Common Stock equal to 75% of the number of shares of Common Stock received by Holder upon the cash exercise of the Original Warrant. The terms of the new Warrant will be substantially similar to the terms of the Private Offering Warrant, and has an exercise price of $3.50 per share, higher than the Original Warrant exercise price of $2.00 per share.

The warrant issued upon exercise of the Original Warrant will become exercisable following Stockholder Approval, is subject to certain ownership limitations, and expire five years after the date of such Stockholder Approval.

The foregoing description of the Warrant Exercise and the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Exchange Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Financial Advisor

Raymond James & Associates, Inc. (“Raymond James”) acted as placement agent in connection with the Private Placement and financial advisor to the Company in connection with the Merger and the Warrant Exercise and was paid fees for its services for introducing certain of the Purchasers to the Company, in accordance with applicable FINRA rules and regulations, and assisting the

Company in connection with the Merger and the Warrant Exercise. No compensation, fees, or discounts were paid or given to any other person in connection with the offer and sale of the securities.

Amendment to Credit Agreement

In connection with the consummation of the Private Offering and the Merger, on March 8, 2018, the Company entered into an amendment (the “MidCap Amendment”) of its Credit, Security and Guaranty Agreement with MidCap Funding IV Trust (the “Midcap Credit Agreement”) to consent to the consummation of the Merger, cause SafeOp to become a borrower under the MidCap Credit Agreement, extend the date that the financial covenants of the MidCap Credit Agreement are effective from April 2017 to April 2019, establish a minimum liquidity covenant and extend the maturity date of the MidCap Credit Agreement from December 31, 2019 to December 31, 2022. In connection with the execution of the MidCap Amendment, the Company, Alphatec Spine, Inc. and SafeOp Surgical, Inc. also entered into an Amended and Restated Revolving Loan Note (the “Midcap Note”) reflecting the revolving loans contemplated by the MidCap Credit Agreement, as amended by the MidCap Amendment.

In connection with the consummation of the Private Offering and the Merger, on March 8, 2018, the Company entered into an amendment (the “Globus Amendment”) of its Credit, Security and Guaranty Agreement with Globus Medical, Inc. (the “Globus Facility Agreement”) to consent to the consummation of the Merger, cause SafeOp to become a borrower under the Globus Facility Agreement, extend the date that the financial covenants of the Globus Facility Agreement are effective from April 2018 to April 2019, and established a minimum liquidity covenant of $5.0 million through March 31, 2019. In connection with the execution of the Globus Amendment, the Company, Alphatec Spine, Inc. and SafeOp Surgical, Inc. also entered into an Amended and Restated Term Note (“Globus Note”) reflecting the term loan contemplated by the Globus Facility Agreement, as amended by the Globus Amendment.

The foregoing description of the MidCap Amendment, the MidCap Note, the Globus Amendment and the Globus Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the MidCap Amendment, the MidCap Note, the Globus Amendment and the Globus Note, which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposal of Assets

The information regarding the consummation of the Merger on March 8, 2018 included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8-K with respect to the Merger within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On March 8, 2018, Alphatec Holdings, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal year ended December 31, 2018. A copy of the press release is furnish hereto as Exhibit 99.1. On March 8, 2018, the Company held a conference call in connection with the Earnings Release. A transcript of the conference call is furnished herewith as Exhibit 99.2.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.02.	Unregistered Sales of Equity Securities

The information regarding the Private Placement and the issuance of the Series B Convertible Preferred Stock and the Private Offering Warrants in connection therewith, the Merger and the issuance of the shares of Common Stock, Notes and Merger Warrants in connection therewith, and the Warrant Exercise and the issuance of the warrant issued upon exercise of the Original Warrant in connection therewith, included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Private Placement, Merger and Warrant Exercise are exempt from the registration requirements of the Securities Act, and the Common Stock issued in the Merger, the Series B Convertible Preferred Stock, the Private Offering Warrants, the Notes and the Merger Warrants, the warrant issued upon exercise of the Original Warrant and the shares of Common Stock issuable upon conversion or exercise thereof are being offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; each recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Management Changes

On March 8, 2018, the Company issued a press release that, as of March 6, 2018, the Company’s then Executive Chairman, Patrick S. Miles, will assume the role of Chairman and Chief Executive Officer and the Company’s then Chief Executive Officer, Terry Rich, will assume the role of President and Chief Operating Officer. The Company has no current plans to name a new Executive Chairman.

Appointment of New Directors

On March 6, 2018, the Board fixed the number of directors to serve on the Board at twelve members and appointed James L.L. Tullis, Jason Hochberg and Evan Bakst to serve as directors for a term commencing with respect to Mr. Tullis on the effectiveness of the Merger and with respect to Messrs. Hochberg and Bakst on the consummation of the Private Placement and expiring at the Annual Meeting of Stockholders of the Company in 2018 and until their respective successor are duly elected and qualified, except in the case of their respective earlier death, retirement or resignation.

Mr. Tullis was appointed to the Board pursuant to the terms of the Merger Agreement and as a condition of closing the Merger. There are no family relationships between Mr. Tullis and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Hochberg and Bakst were appointed to the Board by L-5 Healthcare Partners, , LLC (“L-5 Healthcare”) pursuant to the terms of the Purchase Agreement, which provides L-5 Healthcare the right to appoint up to two members of the Board subject to continued minimum ownership thresholds. There are no family relationships between either of Messrs. Hochberg or Bakst and any director or executive officer of the Company, and neither of Messrs. Hochberg or Bakst has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment of Inducement Award Plan

On March 6, 2018, the Board approved the Fourth Amendment to the Company’s 2016 Employment Inducement Award Plan, as amended (the “Plan”), to increase the shares of Common Stock reserved for issuance under the Plan by 600,000 shares, to a total of 3,150,000 shares. A complete copy of the Plan amendment is filed as Exhibit 10.9 hereto and incorporated herein by reference. The above summary of the Plan amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the closing of the Private Placement described in Item 1.01 above, the Company amended its restated certificate of incorporation by filing with the Secretary of State of the State of Delaware the Certificate of Designation. The description of the rights and preferences of the Series B Convertible Preferred Stock in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On March 8, 2018, the Company issued a press release announcing the consummation of the Private Placement, the Merger and the Warrant Exercise. Copies of the press release, which is furnished with this Current Report on Form 8-K as Exhibit 99.3 is hereby furnished pursuant to this Item 7.01. A copy of Supplemental Disclosure delivered to the Purchasers with the Purchase Agreement is furnished with this Current Report on Form 8-K as Exhibit 99.4.

The information in this Item 7.01 (including Exhibits 99.3 and 99.4) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor, unless otherwise specified, shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, risks and uncertainties associated with expected benefits of the Merger and the Private Placement, market conditions and other risks and uncertainties inherent in the Company’s business, including those detailed from time to time in the Company’s reports that it files with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 31, 2017 with the Securities and Exchange Commission, and its Amended Annual Report on Form 10-K/A filed on April 28, 2017, as well as its Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of March 6, 2018, among Alphatec Holdings, Inc., Safari Merger Sub, Inc., SafeOp Surgical, Inc., the stockholders of the Company identified as Key Stockholders therein and Safari Holding Company, LLC, solely in its capacity as Stockholder Representative

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Alphatec Holdings, Inc.

4.1	Form of Private Offering Warrant

4.2	Form of Registration Rights Agreement

4.3	Form of Merger Warrant

10.1	Securities Purchase Agreement dated as of March 8, 2018, between Alphatec Holdings, Inc. and each purchaser named in the signature pages thereto

10.2	Form of Support Agreement

10.3	Form of Note

10.4	Warrant Exercise Agreement dated as of March 8, 2018, between Alphatec Holdings, Inc. and Armistice Capital Master Fund, Ltd.

10.5	Seventh Amendment to Credit, Security and Guaranty Agreement, dated as of March 8, 2018, with MidCap Funding IV Trust, as a lender and other lenders from time to time a party thereto (Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.)

10.6	Amended and Restated Revolving Loan Note, dated March 8, 2018, with MidCap Funding IV Trust

10.7	Second Amendment to Credit, Security and Guaranty Agreement dated as of March 8, 2018, with Globus Medic, Inc. (Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.)

10.8	Amended and Restated Term Note, dated March 8, 2018, with Globus Medical, Inc.

10.9	Fourth Amendment to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan, dated March 6, 2018.

99.1	Earnings Press Release issued by Alphatec Holdings, Inc. on March 8, 2018

99.2	Transcript of Alphatec Holdings, Inc. on March 8, 2018 conference call

99.3	Merger and Private Offering Press Release issued by Alphatec Holdings, Inc. on March 8, 2018

99.4	Supplemental Disclosure to Securities Purchase Agreement dated March 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2018	ALPHATEC HOLDINGS, INC.
	By:	/s/ Jeffrey Black
	Name:	Jeffrey Black
	Its:	Chief Financial Officer